UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): November 26, 2003

KFX INC.

(Exact name of Registrant as specified in its charter)

Delaware	0-23634	84-1079971
(State or other jurisdiction of incorporation or organization)	Commission File Number	IRS Employer Identification Number

55 Madison Street, Suite 745 Denver, Colorado, USA	80206
(Address of principal executive offices)	(Zip Code)

(303) 293-2992

(Registrant’s telephone number, including area code)

not applicable

(Former name or former address, if changed since last report)

ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS

On November 26, 2003 KFx Inc. (“KFx”) completed its previously announced transaction with Kennecott Energy Company (“Kennecott”).

In accordance with terms contained in the Equity Exchange Agreement, Kennecott transferred to KFx its 49% membership interest in K-Fuel, L.L.C. and the full ownership of all related technology developed by Kennecott. Prior to the consummation of this transaction, KFx owned a 51% membership interest in K-Fuel, L.L.C. In exchange, KFx transferred its ownership interests in Pegasus Technologies, Inc. (“ Pegasus”) to Kennecott. KFx had previously held approximately 65% ownership in Pegasus.

As additional consideration, KFx could receive contingent earn-out payments of approximately $9.4 million in the aggregate, plus accrued interest, payable out of a portion of future cash flows generated by Pegasus. KFx retains no ownership interest in Pegasus.

Kennecott repaid KFx approximately $1 million that KFx had loaned to Pegasus during the first nine months of 2003, under a working capital line of credit. Kennecott also paid $184,595 to the Chairman and CEO of KFx to retire indebtedness owed by Pegasus and $301,138 to a director of KFx and his company to retire indebtedness owed by Pegasus.

In connection with the Equity Exchange Agreement, KFx paid $500,000 to Pavilion Technologies, Inc. (“Pavilion”) to obtain agreement from Pavilion to waive their right to demand acceleration of royalty obligations due to Pavilion from Pegasus upon the change in control of Pegasus. Of the $500,000 payment, $250,000 was applied to increase a surviving note receivable from Pegasus due to KFx and $250,000 was applied to increase the potential contingent earn-out payments from future Pegasus cash flows. KFx accrues interest on the note receivable from Pegasus at 7% per annum.

Kennecott also received a license and all necessary rights to build and operate up to 3 commercial K-Fuel™ plants (1 domestic and 2 outside the Western Hemisphere, excluding India) and to market K-Fuel™ or other production from those plants. Each plant can have annual capacity of up to 3 million tons and Kennecott will pay applicable royalty and license fees for these 3 plants.

KFx’s investment in Pegasus represented approximately 22% of the net loss for the fiscal year ended December 31, 2002, and approximately 14% of the net loss for the nine months ended September 30, 2003. The acquisition of the remaining interest in K-Fuel did not represent the acquisition of a significant amount of assets for purposes of this Item 2.

The full text of the Equity Exchange Agreement, Debt Modification Agreement and the press release issued in connection with this announcement were attached as Exhibits 2.1, 99.1 and 99.2, respectively, to KFx’s previously filed Current Report on Form 8-K dated November 26, 2003.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

(a) Financial Statements of Business Acquired.

Not applicable.

(b) Pro Forma Financial Statements.

The pro forma financial information required to be filed as part of this report represents limited pro forma adjustments which are set forth within, and easily understood from, the segment information presented in Note 19 to the Consolidated Financial Statements for the year ended December 31, 2002 in KFx’s Annual Report on Form 10-K filed April 15, 2003, and in Note 10 to the Consolidated Financial Statements for the three and nine month periods ended September 30, 2003 in KFx’s Quarterly Report on Form 10-Q filed November 14, 2003.

(c) Exhibits.

Number	Description
2.1	Equity Exchange Agreement among Pegasus Technologies, Inc., K-Fuel, L.L.C., KFx Inc., Kennecott Energy Company and Kennecott Alternative Fuels Inc.*

99.1	Debt Modification Agreement.*

99.2	Press Release dated December 1, 2003.*

*	Previously filed with KFx’s Current Report on Form 8-K dated November 26, 2003 and incorporated herein by reference.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KFx Inc.

By:	/s/ Rudolph G. Swenson
RUDOLPH G. SWENSON
Vice President and Secretary

Dated: March 17, 2004